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                                                                    EXHIBIT 10.6

                                                                  EXECUTION COPY

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                         USS RECEIVABLES COMPANY, LTD.,

                                   as Company,

                    UNITED STATIONERS FINANCIAL SERVICES LLC,

                                  as Servicer,

                          UNITED STATIONERS SUPPLY CO.,

                              as Support Provider,

                                       and

                                  BANK ONE, NA

                              (MAIN OFFICE CHICAGO)

                                   as Trustee

                 SECOND AMENDED AND RESTATED SERVICING AGREEMENT

                           Dated as of March 28, 2003

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                                TABLE OF CONTENTS

                                                                            Page

                              ARTICLE I DEFINITIONS
1.1 DEFINITIONS................................................................2

1.2 OTHER DEFINITIONAL PROVISIONS..............................................3

             ARTICLE II ADMINISTRATION AND SERVICING OF RECEIVABLES

2.1 APPOINTMENT OF SERVICER....................................................4

2.2 SERVICING PROCEDURES.......................................................4

2.3 COLLECTIONS................................................................7

2.4 RESERVED...................................................................9

2.5 SERVICING COMPENSATION.....................................................9

                ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
                        SERVICER AND THE SUPPORT PROVIDER

3.1 ORGANIZATIONAL EXISTENCE - COMPLIANCE WITH LAW............................11

3.2 ORGANIZATIONAL POWER: AUTHORIZATION.......................................11

3.3 ENFORCEABILITY............................................................12

3.4 NO LEGAL BAR..............................................................12

3.5 NO MATERIAL LITIGATION....................................................12

3.6 NO DEFAULT................................................................13

3.7 MATERIAL ADVERSE EFFECT...................................................13

3.8 LOCATION OF RECORDS.......................................................13

3.9 TAX RETURNS...............................................................14

3.10 ACCURACY OF INFORMATION..................................................14

3.11 LOCKBOX ACCOUNTS.........................................................14

3.12 POLICIES AND CONTRACTS...................................................15

3.13 COVERAGE.................................................................15

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
                      ARTICLE IV COVENANTS OF THE SERVICER
4.1 DELIVERY OF REQUIRED REPORTS..............................................15

4.2 DELIVERY OF MONTHLY SETTLEMENT STATEMENT..................................15

4.3 DELIVERY OF QUARTERLY SERVICER'S CERTIFICATE..............................16

4.4 DELIVERY OF INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORTS.............17

4.5 NO GUARANTEE OR ASSUMPTION OF COMPANY'S LIABILITIES.......................17

4.6 EXTENSION, AMENDMENT AND ADJUSTMENT OF RECEIVABLES, AMENDMENT OF AND
        COMPLIANCE WITH POLICIES..............................................17

4.7 PROTECTION OF INVESTOR CERTIFICATEHOLDERS' RIGHTS.........................19

4.8 SECURITY INTEREST.........................................................19

4.9 LOCATION OF RECORDS.......................................................19

4.10 VISITATION RIGHTS........................................................19

4.11 LOCKBOX AGREEMENT: LOCKBOX ACCOUNTS......................................20

4.12 DELIVERY OF FINANCIAL STATEMENTS AND OTHER INFORMATION...................20

4.13 NOTICES..................................................................23

4.14 [INTENTIONALLY OMITTED]..................................................23

4.15 COMPLIANCE WITH LAW; ORGANIZATIONAL EXISTENCE............................23

            ARTICLE V OTHER MATTERS RELATING TO THE SERVICER AND THE
                                SUPPORT PROVIDER

5.1 MERGER, CONSOLIDATION, ETC................................................24

5.2 INDEMNIFICATION OF THE TRUST AND THE TRUSTEE..............................25

5.3 SERVICER NOT TO RESIGN....................................................26

5.4 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE
        RECEIVABLES...........................................................26

5.5 PERFORMANCE SUPPORT OBLIGATION OF SUPPORT PROVIDER........................26

                          ARTICLE VI SERVICER DEFAULTS

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
6.1 SERVICER DEFAULT..........................................................32

6.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR..................................37

                      ARTICLE VII MISCELLANEOUS PROVISIONS

7.1 AMENDMENT.................................................................39

7.2 TERMINATION...............................................................39

7.3 NOTICES...................................................................39

7.4 COUNTERPARTS..............................................................39

7.5 THIRD-PARTY BENEFICIARIES.................................................39

7.6 MERGER AND INTEGRATION....................................................40

7.7 HEADINGS..................................................................40

7.8 NO SET-OFF................................................................40

7.9 NO BANKRUPTCY PETITION....................................................40

7.10 CONSEQUENTIAL DAMAGES....................................................40

7.11 GOVERNING LAW............................................................40

7.12 CONSENT TO JURISDICTION..................................................40

7.13 WAIVER OF JURY TRIAL.....................................................41

7.14 CONFIRMATION AND RATIFICATION OF TERMS...................................41

                                    EXHIBITS

Exhibit A      Form of Quarterly Servicer's Certificate
Exhibit B      Form of Agreed Upon Procedures

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                 SECOND AMENDED AND RESTATED SERVICING AGREEMENT

          SECOND AMENDED AND RESTATED SERVICING AGREEMENT, dated as of March 28, 2003 (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT") among USS RECEIVABLES COMPANY, LTD., a Cayman Islands limited liability company (the "COMPANY"); UNITED STATIONERS FINANCIAL SERVICES LLC, an Illinois limited liability company, as servicer ("USFS", and in such capacity as servicer, the "SERVICER"); UNITED STATIONERS SUPPLY CO., an Illinois corporation, as support provider ("USSC", and in such capacity as support provider, the "SUPPORT PROVIDER"), and BANK ONE, NA (MAIN OFFICE CHICAGO), a national banking association ("BANK ONE"), not in its individual capacity, but solely as trustee (in such capacity, the "TRUSTEE").

                                   WITNESSETH:

          WHEREAS, USFS and the Sellers have entered into a Second Amended and Restated Receivables Sale Agreement, dated as of March 28, 2003 (as further amended, supplemented or otherwise modified from time to time, the "USSC RECEIVABLES SALE AGREEMENT");

          WHEREAS, pursuant to the USSC Receivables Sale Agreement, the Sellers thereunder sell to USFS, and USFS purchases from the Sellers thereunder, all such Sellers' right, title and interest in, to and under the Receivables now existing or hereafter created and in the rights of the Sellers thereunder in, to and under all Related Property related thereto;

          WHEREAS, the Company and USFS have entered into an Amended and Restated USFS Receivables Sale Agreement, dated as of March 28, 2003 (as further amended, supplemented or otherwise modified from time to time, the "USFS RECEIVABLES SALE AGREEMENT");

          WHEREAS, pursuant to the USFS Receivables Sale Agreement, USFS sells to the Company, and the Company purchases from USFS, all of the USFS's right, title and interest in, to and under the Receivables now existing or hereafter created and in the rights of USFS in, to and under all Related Property related thereto;

          WHEREAS, the Company in turn has transferred the Receivables now existing or hereafter created and the rights of the Company in, to and under all Related Property related thereto to a master trust pursuant to a Second Amended and Restated Pooling Agreement, dated as of March 28, 2003 (as further amended,

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supplemented or otherwise modified from time to time, the "POOLING AGREEMENT"), among the Company, the Servicer and the Trustee; and

          WHEREAS, the Company, USSC, as servicer, and JPMorgan Chase Bank, successor to The Chase Manhattan Bank ("CHASE"), in its capacity as trustee have entered into an Amended and Restated Servicing Agreement dated as of May 1, 2001 (the "ORIGINAL AGREEMENT");

          WHEREAS, USFS is a separate, wholly-owned subsidiary of USSC;

          WHEREAS, Bank One has succeeded Chase as trustee under the Pooling Agreement and the related documents and the parties hereto desire to amend and restate the Original Agreement in its entirety on the terms set forth herein to, among other things, reflect such succession;

          WHEREAS, by executing and delivering (i) the Series 2003-1 Supplement, dated as of the date hereof, among the Company, the Servicer, Bank One, as Funding Agent, Trustee and APA Bank, and Falcon Asset Securitization Corporation, as Initial Purchaser (as amended, supplemented, or otherwise modified and in effect from time to time, the "SERIES 2003-1 SUPPLEMENT"), or
(ii) the Second Amended and Restated Series 2000-2 Supplement, dated as of the date hereof, among the Company, the Servicer, Bank One, as Trustee, Market Street Funding Corporation, as Committed Purchaser, and PNC Bank, National Association, as Administrator (as further amended, supplemented or otherwise modified from time to time, the "SERIES 2000-2 SUPPLEMENT"), as applicable, the Investor Certificateholders consent to the execution and delivery of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          1.1 DEFINITIONS. Unless otherwise defined herein, capitalized terms which are used herein shall have the meanings assigned to such terms in Section
1.1 of the Pooling Agreement and each Supplement thereto, including, without limitation, the Series 2003-1 Supplement and the Series 2000-2 Supplement.

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          1.2  OTHER DEFINITIONAL PROVISIONS. (a) All terms defined herein or in the Pooling Agreement shall have their defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 of the Pooling Agreement, and accounting terms partly defined in Section 1.1 of the Pooling Agreement to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

               (c) The words "HEREOF", "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

               (d) The definitions contained in Section 1.1 of the Pooling Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

               (e) Where reference is made in this Agreement or the Pooling Agreement to the principal amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount of such Receivables.

               (f) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed a reference to any successor provision thereto.

               (g) All references herein to any agreement or instrument shall be deemed references to such agreement or instrument as amended, supplemented or otherwise modified from time to time unless there are any restrictions herein on the amendment, supplementation or modification of such agreement or instrument.

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                                   ARTICLE II

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

          2.1 APPOINTMENT OF SERVICER. USFS hereby agrees to act as the Servicer under the Pooling Agreement, this Agreement and the Supplements, the Company and the Trustee hereby consent to USFS acting as the Servicer, and the Investor Certificateholders by their acceptance of the Certificates consent to USFS's acting as the Servicer. In such capacity, the Servicer will have responsibility for the management of the servicing and receipt of Collections in respect of the Receivables and will have the authority to make any management decisions relating to the Receivables to the extent such authority is necessary or desirable and not inconsistent with the authority granted to the Servicer under any Pooling and Servicing Agreement. The Company, the Trustee and the Investor Certificateholders shall treat USFS as the Servicer and may conclusively rely on the instructions, notices and reports of USFS as Servicer for so long as USFS is the Servicer.

          2.2 SERVICING PROCEDURES. (a) The Servicer shall, subject to the directions, if any, of the Company, manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and the charging off of any Receivables as uncollectible, all in accordance with all Requirements of Law, the Policies and all the terms and provisions of the Pooling and Servicing Agreements. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, but at all times subject to the terms of this Agreement and the other Transaction Documents. The Servicer shall exercise the same care and apply the same policies with respect to the collection of the Receivables that it would exercise and apply if it owned such Receivables, all with reasonable care and diligence and otherwise in accordance with the foregoing requirements. Without limiting the generality of the foregoing and subject to SECTION 6.1, the Servicer or its designee is hereby authorized and empowered (i) to give direction to the Trustee with respect to withdrawals from, and payments to, the Collection Account in accordance with the Required Reports and as otherwise specified in the Pooling and Servicing Agreements, (ii) to execute and deliver, on behalf of the Trust for the benefit of the Investor Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables all in accordance with the Policies, (iii) after the delinquency of any Receivable and to the extent permitted under and in compliance

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with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivables and (iv) to make any filings, refilings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the SEC and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities or reporting requirements or laws.

               (b) The Servicer will, at its cost and expense and as agent for the Company, the Trust and the Investor Certificateholders, use its best efforts to collect, consistent with its past practices and in accordance with all Requirements of Law and Policies, as and when the same becomes due, the amount owing on each Receivable. The Servicer will not make any material changes that deviate from the Policies in its administrative, servicing and collection systems except as permitted by Section 4.6(b). In the event of default under any Receivable, the Servicer shall have the power and authority, on behalf of the Company and the Trust for the benefit of the Investor Certificateholders, to take such action in respect of such Receivable as the Servicer may deem advisable in accordance with the Policies. In the enforcement or collection of any Receivable, the Servicer shall be entitled to sue thereon (i) in its own name or (ii) if, but only if, the Company consents in writing (which consent shall not be unreasonably withheld or delayed), as agent for the Company. In no event shall the Servicer be entitled to take any action which would make the Company, the Trustee or the Investor Certificateholders a party to any litigation without the express prior written consent of such Person.

               (c) Without limiting the generality of the foregoing and subject to SECTION 6.2, with the prior written consent of the Trustee, the Servicer is hereby authorized and empowered to delegate any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Receivables to a Person who agrees to conduct such duties in accordance with the Policies. The Servicer shall notify the Company, the Trustee and any Rating Agency of the appointment of a designee as provided for herein; provided, however, that, in the event that such delegation would reasonably be expected to adversely affect the ability of the Trustee or the Servicer to perform its obligations in the manner contemplated by any Pooling and Servicing Agreement, or otherwise to have a material adverse effect upon the Receivables taken as a whole, the Servicer shall give prior written notice to the Company, the Trustee, each Agent and the applicable Rating Agencies, if any, of any such delegation, and prior to such delegation's being effective, the Servicer shall have received notice that the Rating Agency Condition shall be satisfied after giving effect to such delegation and shall have obtained the

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consent of the Company and each Agent to such delegation. No delegation of duties by the Servicer permitted hereunder will relieve the Servicer of its liability and responsibility with respect to such duties. Any agreement for the delegation of such duties shall be deemed to be between the parties to such agreement alone and the Trustee and holders of Investor Certificates shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to any party to whom such duties are delegated. If at any time a Successor Servicer shall be appointed hereunder pursuant to Section 6.2, all duties and responsibilities theretofore delegated by the Servicer to any designee may, at the discretion of the Trustee, be terminated forthwith on notice given by the Trustee to the designee and the Company.

               (d) Except as provided in any Pooling and Servicing Agreement, neither the Servicer nor any Successor Servicer shall be obligated to use servicing procedures, offices, employees or accounts for servicing the Receivables transferred to the Company and, subsequently, to the Trust, which are separate from the procedures, offices, employees and accounts used by the Servicer or such Successor Servicer, as the case may be, in connection with servicing other receivables.

               (e) The Servicer shall maintain reasonable and customary fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Receivables, including, without limitation, depositor's forgery.

               (f) The Servicer shall comply with and perform its servicing obligations with respect to the Receivables in accordance with the contracts, if any, relating to the Receivables and the Policies, except insofar as any failure to so comply or perform would not reasonably be expected to have a Material Adverse Effect.

               (g) The Servicer shall take no action to cause any Receivable then outstanding to be evidenced by any "instrument" (other than an instrument which constitutes or together with a security agreement constitutes "chattel paper" (each as defined in the UCC as in effect in any state in which the Company's or the applicable Seller's chief executive office or books and records relating to such Receivable are located and the UCC as in effect in each such Person's jurisdiction of organization)) or any title in bearer form except in connection with its enforcement or collection of a Defaulted Receivable, in which event the Servicer shall deliver

                                        6
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such instrument or title to the Trustee as soon as reasonably practicable but in no event more than five days after the execution thereof. The Servicer shall hold any chattel paper evidencing a Receivable as custodian for the Trustee.

          2.3 COLLECTIONS. (a) As of the Closing Date, (i) Lockboxes and Lockbox Accounts shall have been established in the name of the Company, and assigned to the Trustee for the benefit of the Holders pursuant to the Pooling Agreement; (ii) the Servicer has established the Collection Account in the name of the Company for the benefit of the Holders pursuant to the Pooling Agreement; and (iii) the Servicer shall have instructed all Obligors to make all payments in respect of the Receivables directly to a Lockbox or Lockbox Account (except to the extent that the servicer of the Receivables, prior to such date, in the normal course of its business and consistent with its practices, has permitted Obligors to remit payments to a Collector), and such instructions thereafter shall continue to be in full force and effect. The Servicer is hereby authorized to collect payments in accordance with the foregoing sentence. Any payments collected by a Collector shall be deposited into a Lockbox Account within one Business Day following receipt thereof; provided that on any business day all Collectors may hold in the aggregate up to $150,000, provided that in all events such payments shall be deposited within three Business Days following receipt thereof. All Collections received in a Lockbox shall, within one Business Day of receipt thereof, be deposited in a Lockbox Account. All immediately available funds deposited in a Lockbox Account shall be transferred by the relevant Lockbox Processor within one Business Day of receipt thereof to the Collection Account. Except as permitted in the first sentence of this SECTION 2.3(a), in the event that any payments in respect of the Receivables are made directly to the Support Provider or the Servicer (including, without limitation, any employees thereof or independent contractors employed thereby), the Support Provider or the Servicer, as applicable, shall, within one Business Day of receipt thereof, forward such amounts to a Lockbox (including by depositing instruments evidencing any such amounts into any such Lockbox Account) and, prior to forwarding such amounts, the Support Provider or the Servicer, as applicable, shall hold such payments in trust as custodian for the Trustee and the Holders. The Servicer shall not grant or purport to grant the right to take dominion and control, or establish or purport to establish "control" (with the meaning of Section 9-104 of the UCC of all applicable jurisdictions), of any Lockbox or Lockbox Account or the Collection Account or Securities Account at any time or upon the occurrence of any event to any Person, except to the Trustee as contemplated by the Pooling Agreement. With respect to each Lockbox and Lockbox Account and the Collection Account and Securities Account, the Servicer shall take all steps necessary to ensure that the

                                        7
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Trustee has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over each such Lockbox and Lockbox Account and the Collection Account and Securities Account. Each of the Company and the Servicer represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of, the Pooling and Servicing Agreements.

               (b) Each Lockbox Agreement shall provide that the Lockbox Processor thereunder is irrevocably directed, and such Lockbox Processor irrevocably agrees, to (i) deposit funds received in the Lockbox directly into the Lockbox Account and (ii) transfer immediately available funds on deposit in the Lockbox Account within one Business Day of receipt thereof to the Collection Account. Each Lockbox Agreement shall be substantially in the form of Exhibit A to the Pooling Agreement or in such form as the Lockbox Processor party thereto employs in the ordinary course of its business for transactions of a type similar to the one contemplated by this Agreement, and which form shall be reasonably acceptable to the Trustee. A new Lockbox Account may be designated from time to time by the Company and the Servicer; provided that the Lockbox Processor chosen to maintain such new Lockbox Account shall have entered into a Lockbox Agreement with the Company, the Servicer and the Trustee prior to any funds being deposited into such Lockbox Account. The Company or the Servicer shall notify the Trustee and any Rating Agency of any such designation of a new Lockbox Account 10 days prior to the effectiveness thereof. Prior to any resignation of the Lockbox Processor or termination of the Lockbox Processor by the Company or the Trustee, the Servicer hereby agrees to obtain a replacement Lockbox Processor, the unsecured and uncollateralized obligations of which (or of its holding company parent) are rated in one of the three highest long-term or short-term rating categories by each Rating Agency rating such replacement Lockbox Processor, to serve under a Lockbox Agreement which is reasonably acceptable to the Trustee.

               (c) The Servicer shall administer amounts on deposit in the Collection Account, the Securities Account and the Lockbox Accounts, in each case in accordance with the terms of the Pooling and Servicing Agreements. Each of the Company and the Servicer acknowledges and agrees that (i) it shall not have any right to withdraw any funds on deposit in the Collection Account or any Lockbox Account, and (ii) all amounts deposited in the Collection Account or any Lockbox Account shall be under the sole dominion and control of the Trustee (subject to the Servicer's right to direct the application of such amounts as provided by the terms of any Pooling and Servicing Agreement).

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               (d) As soon as practicable but in any event not later than the
Business Day following the date that the Servicer determines, identifies and certifies in writing to the Trustee that any of the collected funds received in any of the Lockboxes, the Lockbox Accounts or the Collection Account do not constitute Collections on account of the Receivables, such monies which do not constitute such Collections shall be remitted to the applicable Seller to the extent such determination and identification is reasonably satisfactory to the Trustee.

               (e) All collections received or deposited in the Collection Account as "Collections" shall be deemed, for purposes of the Transaction Documents, to have been received or deposited as of the Business Day Received (as defined in the immediately succeeding sentence). As used herein, the term "Business Day Received" shall mean (i) if funds are deposited in the Collection Account by 11:00 a.m., Chicago time, such day of deposit and (ii) if funds are deposited in the Collection Account after 11:00 a.m., Chicago time, the Business Day next following such day of deposit.

               (f) Unless otherwise required by law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections received from an Obligor shall be applied to the oldest Receivables of such Obligor.

               (g) The Servicer, following notification that collections of any receivable or other intangible owed to any Seller which is not a Receivable have been deposited in error into any Lockbox Account, shall segregate all such collections or, if such collections have been deposited into the Collection Account, shall segregate such collections for transfer to such Seller. Promptly after such misapplied collections have been identified in writing to the Trustee, the Servicer shall transfer and turn over all such collections to such Seller.

          2.4 RESERVED. SERVICING COMPENSATION. (a) As full compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in SECTION 2.5(b), the Servicer shall be entitled to receive on each Distribution Date for the preceding Accrual Period prior to the termination of the Trust pursuant to Section 9.1 of the Pooling Agreement a servicing fee (the "SERVICING FEE"). The Servicing Fee shall be an amount equal to (i) the product of (A) the Servicing Fee Percentage and (B) the average aggregate Principal Amount of the Receivables in the Trust for the Accrual Period immediately preceding such Distribution Date (or, if such Accrual Period is the initial Accrual Period, the average aggregate Principal Amount of the Receivables in the Trust in March 2003) and (C) the number of days

                                        9
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in such Accrual Period, divided by (ii) 360 (or, with respect to a particular
Outstanding Series, as shall be provided in the related Supplement). Except as otherwise set forth in the related Supplement, the share of the Servicing Fee allocable to each Outstanding Series for any Accrual Period shall be an amount equal to the product of (i) the Servicing Fee for such Accrual Period and (ii) a fraction (expressed as a percentage) (A) the numerator of which is the daily average Invested Amount for such Accrual Period with respect to such Series and
(B) the denominator of which is the daily average Aggregate Invested Amount for such Accrual Period (with respect to any such Series, the "MONTHLY SERVICING FEE"); provided, however, that if on any day USFS or any Affiliate thereof is acting as the Servicer and an Early Amortization Event has occurred and is continuing with respect to any Outstanding Series, payment of the Monthly Servicing Fee with respect to such Series shall be deferred until all amounts due under the Investor Certificates of such Series have been paid in full. The Servicing Fee shall be payable to the Servicer solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Pooling Agreement.

          (b) The Company hereby directs the Servicer, and the Servicer hereby agrees, to pay amounts due to the Trustee pursuant to Section 8.5 of the Pooling Agreement and the reasonable fees and disbursements of independent accountants and counsel, including the Trustee's reasonable out-of-pocket expenses relating to the Trustee's inspections, if any, of the Servicer's servicing facility in connection with the Trustee's role as potential Successor Servicer, which inspections shall occur not more frequently than once per calendar year unless an Early Amortization Event shall have occurred, and all other out-of-pocket fees and expenses of the Trust (including reasonable counsel fees, if any, provided that if any such counsel is an employee of the Trustee, the counsel fees of such employee are not for services that are duplicative of the services any third-party attorneys retained by the Trustee) not expressly stated herein to be for the account of the Investor Certificateholders; provided, however, that in no event shall the Servicer be liable for any federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust, the Trustee or the Investor Certificateholders except in accordance with SECTION 5.2 and as otherwise expressly provided herein. Notwithstanding anything to the contrary herein or in any other Pooling and Servicing Agreement, in the event that the Servicer fails to pay any amount due to the Trustee pursuant to Section 8.5 of the Pooling Agreement, or following the commencement and continuance of an Early Amortization Period, the Trustee shall be entitled, in addition to any other rights it may have under law and under the Pooling Agreement, to receive directly such amounts owing to it under the Pooling

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and Servicing Agreements from, and in the same order of priority as, the
Servicing Fee before payment to the Servicer of any portion thereof, provided, that in the event the Servicer shall have elected to waive its rights to payment of the Servicing Fee or the Servicing Fee is deferred pursuant to SECTION 2.5(a), the Trustee shall nonetheless be entitled to receive such amounts from payments which would ordinarily be applied to the payment of the Servicing Fee, in the same order of priority as though such Servicing Fee were payable. The Servicer shall be required to pay expenses for its own account, and, with respect to the Receivables in the Trust, shall not be entitled to any payment therefor other than the Servicing Fee. Nothing contained herein shall be construed to limit the obligation of the Servicer or the Company to pay any amounts due the Trustee pursuant to Section 8.5 of the Pooling Agreement or pursuant to the terms of any applicable Supplement.

                                   ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF THE SERVICER AND THE SUPPORT PROVIDER

          As of (a) the date hereof and (b) each Issuance Date, each of the Servicer and the Support Provider (unless otherwise indicated below) hereby makes the following representations and warranties with respect to itself to each of the other parties hereto:

          3.1 ORGANIZATIONAL EXISTENCE - COMPLIANCE WITH LAW. It (i) is a corporation or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation as the case may be, (ii) has all requisite power and authority, and all legal right, to own and operate its properties, to lease the properties it operates as lessee and to conduct its business as now conducted and proposed to be conducted, (iii) is duly qualified as a foreign corporation or limited liability company, as the case may be, to do business and in good standing (or is exempt from such requirements) under the laws of each jurisdiction in which the ownership of its assets or the conduct of its business, including without limitation the servicing of Receivables as required by this Agreement requires such qualification, or in which the failure to so qualify or be in good standing would reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law.

          3.2 ORGANIZATIONAL POWER: AUTHORIZATION. It has the requisite power and authority, and the legal right, to execute, deliver and perform this Agreement and

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the other Transaction Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement and the other Transaction Documents to which it is a party by or against the Servicer or Support Provider, as the case may be, other than (i) those which have duly been obtained or made and are in full force and effect on the Closing Date or the relevant Issuance Date, as the case may be, and (ii) any such consent, authorization, filing, notice or other act, the absence of which would not be reasonably likely to have a Material Adverse Effect. This Agreement and each other Transaction Document to which it is a party have been duly executed and delivered on behalf of the Servicer or the Support Provider, as the case may be.

          3.3 ENFORCEABILITY. This Agreement and each other Transaction Document to which the Servicer or the Support Provider, as the case may be, is a party constitute the legal, valid and binding obligation of such party enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

          3.4 NO LEGAL BAR. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party will not violate any Requirement of Law or Contractual Obligation of the Servicer or the Support Provider (other than any violation which would not be reasonably likely to have a Material Adverse Effect with respect to the Servicer or the Support Provider, as applicable), and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          3.5 NO MATERIAL LITIGATION. (a) There are no actions, suits, investigations or proceedings at law or in equity (including, without limitation, injunctions, writs or restraining orders) or by or before any arbitrator, court or Governmental Authority now pending or, to the knowledge of the Servicer or the Support Provider, as applicable, threatened against or affecting it or any of its properties, revenues or rights which (i) involve this Agreement, any of the other

Transaction Documents to which it is a party or any of the transactions contemplated hereby or thereby or (ii) if adversely determined, could individually or in the aggregate, result in a Material Adverse Effect.

               (b) The Servicer or the Support Provider, as the case may be, is not in default under or with respect to any Requirement of Law where such default would be reasonably likely to have a Material Adverse Effect.

          3.6 NO DEFAULT. The Servicer or the Support Provider, as the case may be, is not in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably likely to have a Material Adverse Effect. No Servicer Default or Potential Servicer Default has occurred and is continuing with respect to the Servicer.

          3.7 MATERIAL ADVERSE EFFECT. Since September 30, 2002, (i) with respect to the Servicer, no event has occurred that has had, or would reasonably be expected to have, a material adverse effect on (A) the ability of the Servicer to perform its obligations as Servicer under any Transaction Document,
(B) the financial condition or operations of the Servicer and its subsidiaries, taken as a whole, except as disclosed in the Current Report of United Stationers, Inc. on Form 8-K filed on January 31, 2003 with the SEC or otherwise disclosed to the Trustee in writing prior to the Closing Date or (C) the collectibility of the Receivables generally or any material portion of the Receivables and (ii) with respect to the Support Provider, no event has occurred that has had, or would reasonably be expected to have, a material adverse effect on (A) the ability of the Support Provider to perform its obligations as Support Provider under this Agreement or (B) the financial condition or operations of the Support Provider and its subsidiaries, taken as a whole, except as disclosed in the Current Report of United Stationers, Inc. on Form 8-K filed on January 31, 2003 with the SEC or otherwise disclosed to the Trustee in writing prior to the Closing Date.

          3.8 LOCATION OF RECORDS. With respect to the Servicer, the offices at which the Servicer keeps its records concerning the Receivables serviced by it either (i) are located at the addresses set forth on Schedule II to the applicable Receivables Sale Agreement or (ii) have been notified to the Company and the Trustee in accordance with the provisions of SECTION 4.9. With respect to the Servicer, the Servicer's place of business or chief executive office if the Servicer has more than one place of business is located at one of such locations.

          3.9 TAX RETURNS. Each of the Servicer and the Support Provider has filed or caused to be filed all Federal and all other tax returns which are required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable, and any material assessments made against it or any of its property. No tax Lien has been filed, and, to the knowledge of the Servicer or the Support Provider (as applicable), no material claim is being asserted, with respect to any such taxes. For purposes of this paragraph, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

          3.10 ACCURACY OF INFORMATION. All information furnished on or after January 1, 2003, by the Servicer or the Support Provider or any of their respective Affiliates to the Trustee, any Agent or any Holder for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Servicer or the Support Provider or any of their respective Affiliates to the Trustee, any Agent or any Holder will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          3.11 LOCKBOX ACCOUNTS. The conditions and requirements set forth in
SECTION 2.3 have at all times been satisfied and duly performed in all material respects. The names and addresses of all Lockbox Processors, together with the account numbers of the Lockbox Accounts at each Lockbox Processor and the post office box number of each Lockbox, are listed on Schedule III to the USSC Receivables Sale Agreement. The name(s) and address(es) of the financial institution(s) maintaining the Collection Account and the Securities Account are listed on Schedule II to the Pooling Agreement. The Servicer has not granted or purported to grant any Person, other than the Trustee as contemplated by the Pooling Agreement, dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any Lockbox or Lockbox Account or of the Collection Account or the Securities Account, or the right to take dominion and control or "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) of any such Lockbox or Lockbox Account, the Collection Account or Securities Account at a future time or upon the occurrence of a future event. The Servicer has taken all steps necessary to ensure that the Trustee has "control" (within the meaning of Section 9-104 of the UCC of all applicable jurisdictions) over all Lockboxes and Lockbox Accounts and the Collection Account and Securities Account. Each Lockbox Agreement is in full force and effect and each Lockbox Account set forth in Schedule III to the USSC Receivables Sale Agreement is free and clear of any Lien (other than any right of set-off expressly provided for in the applicable Lockbox Agreement).

          3.12 POLICIES AND CONTRACTS. The Servicer has complied in all material respects with the applicable Policies with regard to each Receivable and the related contracts, instruments and/or agreements, and has not made any material change to the Policies, except in accordance with SECTION 4.6(b).

          3.13 COVERAGE. The Servicer has determined that, immediately after giving effect to each transfer to the Trust under the Pooling Agreement, the Aggregate Receivables Amount is at least equal to the Aggregate Target Receivables Amount.

                                   ARTICLE IV

                            COVENANTS OF THE SERVICER

          4.1 DELIVERY OF REQUIRED REPORTS. In the event that (i) a Purchase Termination Event or a Potential Purchase Termination Event has occurred under the Receivables Sale Agreements or (ii) an Early Amortization Event or a Potential Early Amortization Event has occurred under the Pooling Agreement or any Supplement thereto, for each Business Day or other specified period (a "REPORTED PERIOD") and with respect to each Outstanding Series, the Servicer shall submit to the Trustee and the relevant Agent, if any, no later than 1:00 p.m., Chicago time, on the second Business Day following the end of each Reported Period, a written report substantially in a form reasonably acceptable to the Trustee (the "REQUIRED REPORT") setting forth for the Reported Period total Collections, Receivables and Eligible Receivables created, and such other information as the Trustee or such Agent may reasonably request and shall deliver a copy of such report to the Company and to the Sellers under the Receivables Sale Agreements. The Required Report may be delivered in an electronic format mutually agreed upon by the Servicer and the Trustee, or pending such agreement, by facsimile. By delivery of a Required Report, the Servicer shall be deemed to have made a representation and warranty that all information set forth therein is true and correct in all material respects.

          4.2 DELIVERY OF MONTHLY SETTLEMENT STATEMENT. Unless otherwise specified in the Supplement with respect to any Outstanding Series, the Servicer hereby covenants and agrees that it shall deliver to the Trustee, each Agent and each Rating Agency by 11:00 a.m., Chicago time, on each Settlement Report Date, a certificate of a Responsible Officer of the Servicer substantially in the form attached to the related Supplement of each such Series (a "MONTHLY SETTLEMENT STATEMENT") setting forth, as of the last day of the Accrual Period most recently ended and for such Accrual Period, (a) the information described in the form of such Monthly Settlement Statement, with such changes as may be agreed to by the Servicer and the Trustee, subject to satisfaction of the Rating Agency Condition, if applicable, (unless a Responsible Officer of the Servicer certifies that such changes could not reasonably be expected to have a materially adverse effect on the interests of the Trust or the Investor Certificateholders for the applicable Series under the Transaction Documents); PROVIDED that the Monthly Settlement Statement for the Accrual Periods of April 2003 and May 2003 shall take such form as agreed upon by the Servicer and each respective Agent, of each Series. The delivery of such certificate shall constitute a certification by the Servicer that, (i) the information contained therein is a true, accurate and complete accounting in all material respects of the matters set therein as required by the Transaction Documents, (ii) all representations and warranties contained in the Pooling Agreement, this Agreement and the other Transaction Documents are remade and reaffirmed as of the date thereof (except to the extent such representation or warranty speaks as of another date), and (iii) to the best of the knowledge of the Servicer, after due inquiry, no Early Amortization Event or Potential Early Amortization Event has occurred and is continuing. A copy of each Monthly Settlement Statement may be obtained by any Investor Certificateholder upon a request in writing to the Trustee addressed to the Corporate Trust Office.

          4.3 DELIVERY OF QUARTERLY SERVICER'S CERTIFICATE. The Servicer agrees that it shall deliver to the Trustee, each Agent and each Rating Agency, if any, a certificate of a Responsible Officer of the Servicer, substantially in the form of Exhibit A hereto, stating that:

               (a) a review of the activities of each of the Company, each Seller and the Servicer during the preceding calendar quarter and of its performance under each Transaction Document was made under the supervision of such Responsible Officer; and

               (b) to the best of such Responsible Officer's knowledge, based on such review, (i) each of the Company, each Seller and the Servicer has performed in all material respects its obligations under each Transaction Document throughout the period covered by such certificate (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof) and
(ii) each Required Report and Monthly Settlement Statement delivered during such period was accurate and correct in all material respects, except as specified in such certificate.

Such certificate shall be delivered by the Servicer within 45 days after the end of each calendar quarter commencing with the quarter ending on or about June 30, 2003. A copy of such certificate may be obtained by any Investor
Certificateholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

          4.4 DELIVERY OF INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORTS. The Servicer shall cause Independent Public Accountants to furnish to the Company, the Trustee and each Rating Agency within 90 days following the last day of each fiscal year of the Servicer (commencing with the fiscal year ending on or about December 31, 2003) a letter to the effect that such firm has performed certain agreed upon procedures (as set forth in Exhibit B hereto) relating to the Servicer with respect to the Receivables and each such Person's performance hereunder during the preceding fiscal year and describing such firm's findings with respect to such procedures. A copy of such report may be obtained by any Investor Certificateholder upon a request in writing to the Trustee addressed to the Corporate Trust Office.

          4.5 NO GUARANTEE OR ASSUMPTION OF COMPANY'S LIABILITIES. The Servicer hereby covenants and agrees that it will not guarantee or assume the obligations or liabilities of the Company under the Pooling and Servicing Agreements, or any other obligations or liabilities of the Company, it being understood that a shareholder's capital contribution is not such a guarantee or assumption.

          4.6 EXTENSION, AMENDMENT AND ADJUSTMENT OF RECEIVABLES, AMENDMENT OF AND COMPLIANCE WITH POLICIES. (a) The Servicer hereby covenants and agrees with the Trustee that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any Receivable, or otherwise take any action which is intended to cause or permit an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (i) in accordance with the terms of the Policies, (ii) as required by any Requirement of

Law or (iii) in the case of any Dilution Adjustments (whether or not permitted by any other clause of this sentence), upon the payment by or on behalf of the applicable Seller or USFS of a Seller Adjustment Payment pursuant to Section 2.05 of the USSC Receivables Sale Agreement or the USFS Receivables Sale Agreement, as the case may be; provided, that in no case shall any such action or attempted or purported action alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable for purposes of the Transaction Documents. Any Dilution Adjustment authorized to be made pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables used to calculate the Aggregate Receivables Amount. If, as a result of such a reduction, the Aggregate Receivables Amount is less than the Aggregate Target Receivables Amount, the Company (in addition to the obligations of the applicable Seller and USFS under the applicable Receivables Sale Agreement in respect of such Dilution Adjustment) shall be required to pay into the Series Collection Sub-account with respect to each Outstanding Series in immediately available funds within one Business Day of such determination such Series pro rata share of the amount (the "CASH DILUTION PAYMENT") by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount.

               (b) The Servicer shall not make or permit to be made any change or modification to the Policies in any material respect, unless (i) such changes or modifications are necessary under any Requirement of Law, (ii) the Servicer shall have given the Trustee and each Agent at least 10 days notice prior to the effectiveness of such change or modification and delivered to the Trustee and each Agent a copy of the Policies then in effect and a notice indicating such change or amendment, (iii) such changes or modifications would not reasonably be likely to materially and adversely affect the collectibility of the Receivables or the credit quality of any newly created Receivables or (iv) the Rating Agency Condition is satisfied with respect thereto; PROVIDED, HOWEVER, that if any change or modification, other than a change or modification permitted pursuant to clause (i), above, would be reasonably be expected to materially and adversely affect the collectibility of the Receivables or the credit quality of any newly created Receivables, the consent of each Agent (or as specified in the related Supplement) shall be required to effect such change or modification. The Servicer shall provide notice to the Company, the Trustee and each Rating Agency of any modification of the Policies.

               (c) The Servicer shall perform its obligations in accordance with and comply in all material respects with the Policies.

          4.7 PROTECTION OF INVESTOR CERTIFICATEHOLDERS' RIGHTS. The Servicer hereby agrees with the Trustee that it shall take no action, nor intentionally omit to take any action, which could reasonably be expected to materially adversely impair the rights, remedies or interests of the Investor Certificateholders under the Transaction Documents in respect of the Receivables, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with SECTION 4.6 above.

          4.8 SECURITY INTEREST. The Servicer hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable sold and assigned to the Company or the Trust, whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the right, title and interest of the Company and the Trust in, to and under any Receivable sold and assigned to the Company or the Trust, whether now existing or hereafter created, against all claims of third parties claiming through or under the Servicer or the Company.

          4.9 LOCATION OF RECORDS. The Servicer hereby covenants and agrees that it (a) shall not move its chief executive office or any of the offices where it keeps its records with respect to the Receivables outside of the location specified in respect thereof on Schedule II to the USSC Receivables Sale Agreement or the USFS Receivables Sale Agreement, as applicable, in any such case, without giving 30 days' prior written notice to the Company, the Trustee and the Rating Agencies and (b) shall promptly take all actions reasonably required (including but not limited to all filings and other acts necessary or reasonably requested by the Trustee as being advisable under the
UCC) in order to continue the valid and enforceable interest of the Trust in all Receivables now owned or hereafter created.

          4.10 VISITATION RIGHTS. (a) The Servicer shall keep proper books of records and accounts in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. The Servicer shall, at any reasonable time during normal business hours on any Business Day and from time to time, upon reasonable prior notice, according to the Servicer's normal security requirements, permit (i) the Company, the Trustee, any Agent or any of their respective agents or representatives (A) to examine and make copies of and abstracts from the records, books of account and documents (including computer tapes and disks) of the Servicer relating to the Receivables and (B) following the termination of the appointment of the Servicer, to be present at the offices and properties of the

Servicer to administer and control the collection of the Receivables and (ii) the Company, the Trustee, any Agent or any of their respective agents or representatives to visit and inspect the properties of the Servicer to discuss the affairs, finances and accounts of the Servicer relating to the Receivables or the Servicer's business, operations, properties and financial and other condition or the Servicer's performance hereunder or under any of the other Transaction Documents to which it is a party with any of its officers, employees or directors and with its independent certified public accountants; provided that the Company, the Trustee or such Agent, as the case may be, shall notify the Servicer prior to any contact with such accountants and shall give the Servicer the opportunity to participate in such discussions. Without limiting the foregoing, at the Company's cost and expense, the Trustee or its agents or representatives may conduct audits of the Receivables on an annual basis (or more frequently in the Trustee's discretion if an Early Amortization Event shall have occurred).

               (b) The Servicer shall provide the Trustee with such other information as the Trustee may reasonably request in connection with the fulfillment of the Trustee's obligations under any Pooling and Servicing Agreement.

          4.11 LOCKBOX AGREEMENT: LOCKBOX ACCOUNTS. The Servicer shall (a) maintain, and keep in full force and effect, each Lockbox Agreement, except to the extent otherwise permitted under the terms of the Transaction Documents, and
(b) ensure that each related Lockbox Account, the Collection Account and the Securities Account shall be free and clear of any Lien, and defend each such Lockbox Account, the Collection Account and the Securities Account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process.

          4.12 DELIVERY OF FINANCIAL STATEMENTS AND OTHER INFORMATION. (a) The Servicer shall furnish to the Trustee and the Rating Agencies, if any:

                    (i) as soon as available, but in any event not later than 90 days after the end of each fiscal year of United Stationers Inc., and so long as USFS is the Servicer, a copy of the audited balance sheets of United Stationers Inc. and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows of United Stationers Inc. and its Consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year and accompanied by the opinion of

     Ernst & Young LLP or another nationally-recognized independent public accounting firm acceptable to the Trustee, which report shall state that such consolidated financial statements present fairly the financial position and results of operations and changes in cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of United Stationers Inc. or any of its Subsidiaries' records;

                   (ii) as soon as practicable, but in any event not later than 45 days after the end of the first three fiscal quarters of each fiscal year, a copy of the unaudited balance sheets of United Stationers Inc. and its Consolidated Subsidiaries, as at the end of such quarter (with comparative figures only as of the year end of the prior year) and the related unaudited consolidated statements of operations, shareholders' equity and cash flows of United Stationers Inc. and its Consolidated Subsidiaries, for such fiscal quarter, and for the elapsed portion of the fiscal year then ended, certified by an appropriate Responsible Officer as fairly presenting the financial position and the results of operations of United Stationers Inc. and its Consolidated Subsidiaries;

                  (iii) as soon as practicable, but in any event within 125 days after the end of each fiscal year of the Company, a copy of the audited financial statements (which shall include the balance sheet, statement of income and retained earnings and statement of cash flows) of the Company as at the end of such year, all in reasonable detail and certified (without qualification as to scope) in a manner acceptable to the Trustee by independent public accountants acceptable to the Trustee as correct and fairly presenting in all material respects the financial position and results of operations of the Company;

                   (iv) as soon as practicable, but in any event within 60 days after the close of the first three(3) quarterly periods of each of the Company's fiscal years, unaudited balance sheets of the Company, as at the close of each such period (with comparative figures only as of the year end of the prior year), and unaudited statements of income and retained earnings and a statement of cash flows for the Company, each for such quarter, all certified by an appropriate Responsible Officer as fairly presenting the financial position and results of operations of the Company;

                    (v) as soon as available, but in any event within 60 days after the close of the first three (3) quarterly periods of each of USFS's fiscal years, and within 125 days after the close of the fourth quarterly period of each of USFS's fiscal years, unaudited balance sheets of USFS and its consolidated subsidiaries, each as at the close of each such period (with comparative figures only as of the year end of the prior year), and unaudited statements of income and retained earnings and a statement of cash flows for USFS and its consolidated Subsidiaries, each for such quarter, all certified by an appropriate Responsible Officer as fairly presenting the financial position and results of operations of the Company.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods, subject to normal year-end adjustments, except as approved by such accountants or officer, as the case may be, and disclosed therein and except that such financial statements shall not include any footnote disclosure as may be required by GAAP.

               (b) The Servicer will furnish or cause to be furnished to the Trustee and each Agent:

                    (i) Promptly upon the furnishing thereof to the shareholders or members of the Servicer copies of all financial statements, reports and proxy statements so furnished.

                   (ii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Servicer or any of its subsidiaries files with the Securities and Exchange Commission.

                  (iii) Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of the Servicer as the Trustee or any Agent may from time to time reasonably request in order to protect the interests of the Trustee, the Trust, each Holder and/or each Agent under or as contemplated by this Agreement and the other Transaction Documents.

          4.13 NOTICES. The Servicer shall furnish written notice to the Company, the Trustee and each Rating Agency, promptly (and, in any event, within five Business Days thereof) upon a Responsible Officer of the Servicer obtaining knowledge of:

               (a) the occurrence of any Purchase Termination Event, Potential Purchase Termination Event (each as defined in the respective Receivables Sale Agreements), Early Amortization Event, Potential Early Amortization Event, Servicer Default or Potential Servicer Default;

               (b) any Lien not permitted by Section 2.8(c) of the Pooling Agreement on any Receivable or any other Trust Assets;

               (c) (iii) the entry of any judgment or decree or the institution or contingency of any litigation, arbitration proceeding, investigation or governmental proceeding against the Servicer or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect and any material adverse development in any previously disclosed litigation, investigations or proceedings;

               (d) the occurrence of any event or condition that has had, or would reasonably be expected to have, a Material Adverse Effect.

               (e) the occurrence of a default or an event of default under any other financing arrangement pursuant to which the Servicer is a debtor or an obligor the principal amount of which equals or exceeds $25,000,000; and

               (f) any downgrade in the rating of any Indebtedness of USSC (if then rated) by S&P or by Moody's, setting forth the Indebtedness affected and the nature of such change.

          4.14 [Intentionally Omitted].

          4.15 COMPLIANCE WITH LAW; ORGANIZATIONAL EXISTENCE. The Servicer shall (i) comply in all material respects with all Requirements of Law applicable to the Servicer, (ii) preserve and maintain its limited liability company existence, rights, franchises and privileges in the jurisdiction of its organization (except to the extent permitted by SECTION 5.1) and (iii) qualify and remain qualified to do business and in good standing as a foreign entity (or exempt from such requirements) under the laws of each jurisdiction in which the ownership of its assets or the conduct of its business, including without limitation the servicing of Receivables as required by this Agreement requires such qualification, or in which the failure to so qualify or be in good standing would reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V

         OTHER MATTERS RELATING TO THE SERVICER AND THE SUPPORT PROVIDER

          5.1 MERGER, CONSOLIDATION, ETC. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                    (i) the Person formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety (the "SURVIVOR") shall be a Person organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and, if the Servicer is not the surviving entity, such Person shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto (except as may be required in the context of an acquisition by conveyance or transfer of the properties and assets of the Servicer substantially as an entirety to such other Person), the performance of every covenant and obligation of the Servicer hereunder;

                   (ii) the Servicer has delivered to the Trustee am officer's certificate executed by a Responsible Officer and an Opinion of Counsel addressed to the Trust and the Trustee, each stating (i) that such consolidation, merger, conveyance or transfer complies with this SECTION
     5.1 and (ii) that all conditions precedent herein provided for relating to such transaction have been complied with; provided that such Opinion of Counsel, in the case of clause (ii) above, may, to the extent that such opinion concerns questions of fact, rely on such officer's certificate with respect to such questions of fact; and

                  (iii) the Support Provider has guaranteed the obligations of the Survivor as Servicer under the Pooling and Servicing Agreements in a writing satisfactory to the Trustee.

               (b) The Support Provider covenants and agrees that, until this Agreement is terminated pursuant to SECTION 7.2, the Support Provider will continue to be the direct or indirect beneficial owner of 100% of the issued and outstanding capital stock of the Servicer. The Support Provider shall not enter into any transaction or merger whereby it is not the surviving entity, nor shall it sell all or substantially all of its assets to another Person unless it has given prior written notice thereof to the Company and the Trustee and each of the Company and the Trustee (subject to Section 8.14 of the Pooling Agreement) consents in writing.

          5.2 INDEMNIFICATION OF THE TRUST AND THE TRUSTEE. Without limiting any other rights that the Trustee, any Holder or any Agent may have hereunder or under applicable law, (A) the Servicer hereby agrees to indemnify (and pay upon demand to) the Trustee, each Agent and each Holder and their respective assigns, officers, directors, agents and employees (each an "INDEMNIFIED PERSON") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of the Indemnified Person, provided that such fees of attorneys that are employees of any Indemnified Person shall not be duplicative of the fees of any third-party attorneys retained by such Indemnified Person) and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") awarded against or incurred by any of them arising out of the Servicer's activities as Servicer hereunder excluding, however, in all of the foregoing instances:

          (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Person seeking indemnification;

         (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

        (iii) Excluded Taxes to the extent that the computation of such taxes is consistent with the intended characterization for income tax purposes of the acquisition by the Holders of the VFC Certificates (or any interest therein) as a loan or loans by the Holders to the Company secured by the Receivables, and other Trust Assets;

PROVIDED, HOWEVER, that nothing contained in this sentence shall limit the liability of the Servicer or limit the recourse of the Trustee, the Holders or the Agents to the Servicer for amounts otherwise specifically provided to be paid by the Servicer under the terms of any Pooling and Servicing Agreement.

          5.3 SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that
(i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) if the Servicer is terminated as Servicer pursuant to
SECTION 6.1. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a)(i) above by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a Successor Servicer or the Trustee shall have assumed the responsibilities and obligations of the Servicer in accordance with SECTION 6.2. The Trustee, the Company and each Rating Agency, if any, shall be notified of such resignation in writing.

          5.4 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer will hold in trust for the Trustee at their respective offices such computer programs, books of account and other records as are reasonably necessary to enable the Trustee to determine at any time the status of the Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof).

          5.5 PERFORMANCE SUPPORT OBLIGATION OF SUPPORT PROVIDER. (a) The Support Provider hereby unconditionally and irrevocably guarantees for the benefit of each of the Company and the Trustee, on behalf of the Investor Certificateholders, the due and punctual payment, performance and observance by the Servicer and its respective successors and assigns of all of the terms, covenants, conditions, agreements, undertakings and obligations on the part of the Servicer to be performed or observed under the Transaction Documents (all such terms, covenants, conditions, agreements, undertakings and obligations on the part of the Servicer to be performed or observed being collectively called the "OBLIGATIONS"). In the event that the Servicer shall fail in any manner whatsoever, to perform or observe any of the Obligations when the same shall be required to be performed or observed (after giving effect to any grace period applicable thereto), then the Support Provider will itself duly and punctually perform and observe or cause to be duly and punctually performed or observed, the Obligations, and it shall not be a condition to the accrual of the obligation of the Support Provider hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that the Company or the Trustee, for the benefit of the Holders, shall have first made any request of or demand upon or given any notice to the Support Provider or to the Servicer or its respective successors and assigns or have initiated any action or proceeding against the Support Provider or the Servicer or any of their respective successors and assigns in respect thereof. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Servicer or for any other reason with respect to the Servicer, all such amounts then due and owing with respect to the Obligations under the terms of any Pooling and Servicing Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Obligations, shall be immediately due and payable by the Support Provider. Either the Company or the Trustee may proceed to enforce the obligations of the Support Provider under this SECTION 5.5(a) without first pursuing or exhausting any right or remedy which any Investor Certificateholder, the Trustee, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and as seller under the USFS Receivables Sale Agreement), the Sellers or any Agent may have against the Servicer, any other Person, the Receivables or any other property. The Trustee, on behalf of the Investor Certificateholders, hereby acknowledges that the Obligations shall not create recourse against the Servicer or the Support Provider for the payment of any Receivable which is uncollectible for credit-related reasons.

               (b) The Support Provider agrees that its obligations under this Agreement shall be unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy) of the Obligations, any Receivable, the Receivables Sale Agreements or any other Transaction Document, or any change in ownership of the Servicer or the insolvency, bankruptcy or any other change in the legal status of the Servicer, (ii) the absence of any attempt to collect any Receivables from the Obligor related thereto or any guarantor thereof, or to collect the Obligations from the Servicer or any other Person, (iii) the waiver, consent, extension, forbearance or granting of any indulgence (including any waiver of any right, power or remedy) by any of the Investor Certificateholder, the Trustee, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and as seller under the USFS Receivables Sale Agreement), or any Agent with respect to any Obligations or any provision of any instrument evidencing the Obligations (including, but not limited to, the Receivables Sale Agreements or any Receivable), (iv) any change of the time, manner or place of performance of, or in any other term of any of the Obligations or any Receivable, including without limitation, any amendment to or modification of the Receivables Sale Agreements, the Pooling Agreement and any Supplement or any other Transaction Document, (v) any law, regulation or order of any jurisdiction affecting any term of any of the Obligations, any Receivable, or rights of any Investor Certificateholder, the Trustee, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and as seller under the USFS Receivables Sale Agreement), the Sellers or any Agent with respect thereto, (vi) the failure by any of the Trustee, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and as seller under the USFS Receivables Sale Agreement), any of the Sellers or any Agent to take any steps to perfect and maintain perfected its respective interest in any Receivable or other property acquired by USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement) from the Sellers, by the Company from USFS (in its capacity as seller under the USFS Receivables Sale Agreement), or assigned to the Trust by the Company, or in any security or collateral related to the Obligations or to enforce any right, power or remedy with respect to the Obligations or any part thereof, (vii) any exchange or release of any Receivable or other property acquired by USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement) from the Sellers, by the Company from USFS (in its capacity as seller under the USFS Receivables Sale Agreement), or assigned to the Trust by the Company, (viii) any failure to obtain or maintain any authorization or approval from or other action by or to notify or file with, any Governmental Authority or regulatory body required in connection with the performance of the obligations hereunder by the Support Provider, (ix) the existence of any claim, setoff or other rights that the Support Provider may have at any time against the Servicer in connection herewith or any unrelated transaction or (x) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a default available to, or a discharge of the Servicer or the Support Provider, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above. The Support Provider further agrees that its obligations under this Agreement shall not be limited by any valuation, estimation or disallowance made in connection with any proceedings involving the Servicer filed under the Bankruptcy Code, whether pursuant to Section 502 of the Bankruptcy Code or any other Section thereof. The Support Provider further agrees that none of the Investor Certificateholders, the Trustee, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and as seller under the USFS Receivables Sale Agreement) and any Agent shall be under any obligation to marshall any assets in favor of or against or in payment of any or all of the Obligations. The Support Provider further agrees that, to the extent that the Servicer makes a payment or payments to any of the Trustee, any Agent, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and seller under the USFS Receivables Sale Agreement) or the Sellers and such payment or payments (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Servicer, its estate, trustee or receiver or any other party, including, without limitation, the Support Provider, under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which had been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. The Support Provider waives all set-offs and counterclaims and all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement. The Support Provider's obligations under this Agreement shall not be limited if any of the Investor Certificateholders, the Trustee, any Agent, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and seller under the USFS Receivables Sale Agreement) or the Sellers are precluded for any reason (including without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Obligations, and the Support Provider shall pay to Trustee, such Agent, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and seller under the USFS Receivables Sale Agreement) or the Sellers, as the case may be, upon demand, the amount of the Obligations that would otherwise have been due and payable had such rights and remedies been permitted to be exercised. The Support Provider waives all defenses (i) that at any time may be available in respect of the Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (ii) that arise under the law of suretyship, including impairment of collateral.

               (c) The Support Provider agrees that its obligations under this Agreement shall be unconditional and irrevocable and a continuing guaranty of the Obligations. In the event that under applicable law (notwithstanding the Support Provider's agreement regarding the irrevocable nature of its obligations hereunder) the Support Provider shall have the right to revoke this Agreement, this Agreement shall continue in full force and effect until a written revocation hereof specifically referring hereto, signed by the Support Provider is actually received by the Company and the Trustee. Any such revocation shall not affect the right of any of the Company or the Trustee, for the benefit of the Holders, to enforce their respective rights under this Agreement with respect to (i) any Obligation (including any Obligation that is contingent or unmeasured) which arose on or prior to the date the aforementioned revocation was received by the Company and the Trustee or (ii) any Receivable which was a Receivable on the date the aforementioned revocation was received by the Company and the Trustee. If any of the Investor Certificateholders, the Trustee or the Company takes other action in reliance on this Agreement after any such revocation by the Support Provider but prior to the receipt by the Company and the Trustee of said written notice, the rights of the Investor Certificateholders, the Trustee and the Company with respect thereto shall be the same as if such revocation had not occurred. Without limiting the foregoing, this Agreement may not be revoked at any time on or after an Early Amortization Event.

               (d) The Support Provider hereby waives promptness, diligence, notice of acceptance, notice of default by the Servicer, notice of the incurrence of any Obligation and any other notice with respect to any of the Obligations and this Agreement, the Receivables Sale Agreements, and any other Transaction Document and any requirement that the Investor Certificateholders, the Trustee, any Agent or the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and seller under the USFS Receivables Sale Agreement) or the Sellers exhaust any right or take any action against the Servicer, any other Person or any property. The Support Provider warrants to the Investor Certificateholders, the Trustee and the Company that it has adequate means to obtain from the Servicer on a continuing basis, all information then known to the Servicer concerning the financial condition of the Servicer and the collectibility of the Receivables, and that it is not relying on the Investor Certificateholders, the Trustee or the Company to provide such information either now or in the future.

               (e) Notwithstanding anything to the contrary contained herein, unless and until all of the Obligations shall have been observed and performed in full and this Agreement shall have terminated in accordance with

SECTION 7.2 hereof, the Support Provider: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of the Company, the Trustee, any Agent or any Holder against the Servicer, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the Bankruptcy Code, at law or in equity or otherwise) to the claims of the Company, the Trustee, the Agents and the Holders against the Servicer and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and "claims" (as that term is defined in the Bankruptcy Code) which the Support Provider might now have or hereafter acquire against the Servicer that arise from the existence or performance of the Support Provider's obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against the Servicer in respect of any liability of the Support Provider to the Servicer and (d) waives any benefit of and any right to participate in any collateral security which may be held by the Company, the Trustee, the Agents or the Holders. The payment of any amounts due with respect to any indebtedness of the Servicer now or hereafter owed to the Support Provider (the "SUBORDINATED INDEBTEDNESS") is hereby subordinated to the prior payment in full of all of the Obligations; provided that prior to the occurrence of any default in the payment or performance of any of the Obligations, the Servicer may make, and the Support Provider may receive, payments of the Subordinated Indebtedness in the ordinary course. The Support Provider agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, the Support Provider will not demand, sue for or otherwise attempt to collect any Subordinated Indebtedness of the Servicer to the Support Provider until all of the Obligations shall have been paid and performed in full. If any payment shall be made to the Support Provider on account of any subrogation rights at any time prior to the occurrence of the events described in this SECTION 5.5(d), or any payment shall be made to the Support Provider in breach of the subordination provisions described in this SECTION 5.5(d), each and every amount so paid will be held in trust for the benefit of the Investor Certificateholders, the Trustee, the Agents, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and seller under the USFS Receivables Sale Agreement) and the Sellers, and forthwith be paid to the Certificateholders, the Trustee, the Agents, the Company, USFS (in its capacity as purchaser under the USSC Receivables Sale Agreement and seller under the USFS Receivables Sale Agreement) and the Sellers, as applicable, to be credited and applied to the Obligations to the extent then unsatisfied, in accordance with the terms of the Receivables Sale Agreements, the Pooling Agreement, any Supplement or any document delivered in connection therewith. The provisions of this SECTION 5.5(d) shall be supplemental to and not in derogation of any rights and remedies of the Company, the Trustee, the Agent and the Holders under any separate subordination agreement which any such Person may at any time and from time to time enter into with the Support Provider.

               (f) The Support Provider further agrees, as the principal obligor and not as a guarantor only, to pay to the Trustee, forthwith upon demand in immediately available funds, all costs and expenses (including reasonable attorney's fees) incurred or expended by the Trustee in connection with the enforcement of the Support Provider's obligations hereunder, together with interest on amounts recoverable in respect of such obligations from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the Alternate Base Rate (as defined in the Series 1998-1 Supplement), plus 2% per annum.

               (g) All payments to be made by the Support Provider hereunder shall be made free and clear of any deduction or withholding. If the Support Provider is required by law to make any deduction or withholding on account of tax or otherwise from any such payment, the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Company, the Trustee, the Agents and Holders receive a net sum equal to the sum which they would have received had no deduction or withholding been made.

               (h) The Support Provider agrees that it will from time to time, at the request of the Trustee, provide information relating to the business and affairs of the Support Provider as the Trustee may reasonably request. The Support Provider also agrees to do all such things and execute all such documents as the Trustee may reasonably consider necessary or desirable to give full effect to the provisions of this SECTION 5.5 and to perfect and preserve the rights and powers of the Company, the Trustee, the Agent and the Holders hereunder.

                                   ARTICLE VI

                                SERVICER DEFAULTS

          6.1  SERVICER DEFAULT.

          If, with respect to the Servicer, any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

               (a) failure by the Servicer to deliver, within two Business Days of the earlier date set forth below in clause (i) or (ii), any Required Report or, within three Business Days of the earlier date set forth below in clause (i) or (ii), any Monthly Settlement Statement, in each case conforming in all material respects to the requirements of SECTION 4.1 or 4.2, as the case may be, after the earlier to occur of, in each case, (i) the date upon which a Responsible Officer of the Servicer obtains knowledge of the Servicer's failure to deliver such a conforming Required Report or Monthly Settlement Statement when due under SECTION 4.1 or 4.2 and (ii) the date on which written notice of the Servicer's failure to deliver such a conforming Required Report or Monthly Settlement Statement when due under SECTION 4.1 or 4.2, requiring the same to be remedied, shall have been given to the Servicer by the Company or the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

               (b) failure by the Servicer to pay any amount required to be paid by it under any Pooling and Servicing Agreement or to give any direction with respect to the allocation or transfer of funds under any Pooling and Servicing Agreement, in each case on or before the date occurring two Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Servicer obtains knowledge of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Company or the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

               (c) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in any Pooling and Servicing Agreement, which failure continues unremedied for 10 Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Servicer obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

               (d) any representation, warranty or certification made or deemed made by the Servicer in any Pooling and Servicing Agreement or in any certificate delivered pursuant thereto shall (A) prove to have been incorrect in any material respect when made or deemed made and (B) continues to be materially incorrect until 10 Business Days after the earlier to occur of (i) the date upon which a Responsible Officer of the Servicer obtains knowledge of such failure or
(ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Company, the Servicer and the Trustee by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

               (e) (i) the Servicer shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Servicer shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Servicer any case, proceeding or other action of a nature referred to in clause
(i) above which remains undismissed, undischarged or unbonded for a period of 30 days or an order for relief, decree, adjudication or appointment shall occur; or
(iii) there shall be commenced against the Servicer any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which shall not have been vacated, discharged, or stayed or bonded pending appeal within 30 days; or (iv) the Servicer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii), or (iii) above; or (v) the Servicer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

               (f) there shall have occurred and be continuing a Purchase Termination Event under any Receivables Sale Agreement, except for a Purchase Termination Event described in Section 6.01(b) of the applicable Receivables Sale Agreement;

               (g) there shall have occurred one of the Early Amortization Events described in Sections 7.1(a) or 7.1(d) of the Pooling Agreement;

               (h) the Servicer shall have ceased to be a directly or indirectly wholly-owned Subsidiary of United Stationers Inc.;

               (i) this Agreement, the Pooling Agreement, any Supplement thereto, or any Receivables Sale Agreement or any material provision of any of the foregoing shall cease, for any reason, to be in full force and effect, or to be the legally valid, binding and enforceable obligation of the Servicer or the Support Provider or the Servicer or the Support Provider shall so assert in writing;

               (j) the Servicer shall assert that the Trust ceases to have a valid and perfected first priority undivided ownership or security interest in the Trust Assets (subject to no other Liens;

               (k) (i) there shall have been filed against the Servicer a notice of federal tax Lien or Liens with respect to any amounts in an aggregate amount exceeding $5,000,000 from the Internal Revenue Service and 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged; (ii) any formal step is taken to terminate any Plan, other than a standard termination under Section 4041(b) of ERISA, or a contribution failure has occurred with respect to any Plan sufficient to give rise to Lien under Section 302(f) of ERISA; or (iii) a notice of any other Lien the existence of which could reasonably be expected to have a material adverse effect on the business, operations or financial condition of such Person and 40 days shall have elapsed without such notice having been effectively withdrawn or such Lien having been released or discharged; or

               (l) any action, suit, investigation or proceeding at law or in equity (including, without limitation, injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Servicer or any properties, revenues or rights thereof which could reasonably be expected to have a Material Adverse Effect with respect to the Trust or any Certificateholder;

               (m) default by the Servicer or the Support Provider in the payment of an Indebtedness equal to or in excess of $25,000,000 or the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed and the lender parties thereto shall have caused such Indebtedness to come due prior to its stated maturity;

               (n) one or more judgments for the payment of money (to the extent not bonded or covered by insurance to the reasonable satisfaction of the Trustee) shall be rendered against the Servicer or the Support Provider (A) in an aggregate amount greater than $25,000,000 or (B) that, individually or in the aggregate, have resulted or could reasonably be expected to result in a Material Adverse Effect and, in either case, the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Servicer or the Support Provider to enforce any such judgment;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied (or waived in accordance with the terms of the Transaction Documents), the Trustee may, and at the written direction of the holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount voting as a single class, the Trustee shall, by notice then given in writing to the Servicer, each Agent and each Rating Agency (a "TERMINATION NOTICE"), terminate all or any part of the rights and obligations of the Servicer as Servicer under the Pooling and Servicing Agreements. After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to SECTION 6.2, all authority and power of the Servicer under any Pooling and Servicing Agreement to the extent specified in such Termination Notice shall pass to and be vested in a Successor Servicer (a "SERVICE TRANSFER") and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under the Pooling and Servicing Agreements, including, without limitation, all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. Upon a Service Transfer, the Servicer shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses, rights, copies of all relevant computer programs and any necessary licenses for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or will evidence or record Receivables sold and assigned to the Trust and (ii) are otherwise necessary or desirable to enable a Successor Servicer to effect the immediate collection of such

Receivables, with or without the participation of the applicable Seller and the Servicer and (y) deliver or license the use of all of the foregoing documents, instruments and other records to the Successor Servicer at a place designated thereby. In recognition of the Servicer's need to have access to any such documents, instruments and other records which may be transferred to such Successor Servicer hereunder, whether as a result of its continuing responsibility as a servicer of accounts receivable which are not sold and assigned to the Trust or otherwise, such Successor Servicer shall provide to the Servicer reasonable access to such documents, instruments and other records transferred by the Servicer to it in connection with any activity arising in the ordinary course of the Servicer's business at any reasonable time during normal business hours on any Business Day and from time to time, upon reasonable prior notice, according to such Successor Servicer's normal security and confidentiality requirements; provided that the Servicer shall not disrupt or otherwise interfere with the Successor Servicer's use of and access to such documents, instruments and other records. To the extent that compliance with this SECTION 6.1 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interest. All costs and expenses incurred by the defaulting Servicer, the Successor Servicer and the Trustee in connection with any Service Transfer shall be for the account of such defaulting Servicer.

          6.2 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) On and after (i) the receipt by the Servicer of a Termination Notice pursuant to SECTION 6.1 or
(ii) the date on which the Servicer notifies the Trustee, the Company, each Agent and each Rating Agency in writing of its resignation pursuant to
SECTION 5.3 (the "RESIGNATION NOTICE"), the Servicer shall continue to perform all servicing functions under the Pooling and Servicing Agreements until the earlier of (x) the date on which a Successor Servicer is appointed and (y) 60 days after the delivery of such Termination Notice or Resignation Notice, as the case may be. The Trustee shall, as promptly as reasonably possible after the giving of or receipt of a Termination Notice or Resignation Notice, as the case may be, appoint an Eligible Successor Servicer as successor servicer (the "SUCCESSOR SERVICER"). The Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee.

               (b) Reserved.

               (c) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer to which it is successor with respect to servicing functions under the Pooling and Servicing Agreements (with such changes as are agreed to between such Successor Servicer and the Trustee) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in any Pooling and Servicing Agreement to the Servicer shall be deemed to refer to the Successor Servicer. The Successor Servicer shall manage the servicing and administration of the Receivables, the collection of payments due under the Receivables and the charging off of any Receivables as uncollectible, with reasonable care, using that degree of skill and attention that is the customary and usual standard of practice of prudent receivables servicers with respect to all comparable receivables serviced for itself or others, all in accordance with the terms of this Agreement and the other Transaction Documents. The Successor Servicer shall not be liable for, and the Servicer shall indemnify the Successor Servicer against costs incurred by the Successor Servicer as a result of, any acts or omissions of the Servicer or any events or occurrences occurring prior to the Successor Servicer's acceptance of its appointment as Successor Servicer.

               (d) [Intentionally Omitted].

               (e) All authority and power granted to the Successor Servicer under any Pooling and Servicing Agreement shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Company and, without limitation, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights from and after the Trust Termination Date. The Successor Servicer agrees to cooperate with the Company in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer all of its records relating to the Receivables to the Company in such form as the Company may reasonably request and shall transfer all other records, correspondence and documents to the Company in the manner and at such times as the Company shall reasonably request. To the extent that compliance with this
SECTION 6.2 shall require the Successor Servicer to disclose to the Company information of any kind which the Successor Servicer deems to be confidential, the Company shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer and the Company shall reasonably agree are reasonable and necessary to protect the Successor Servicer's interests.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

          7.1 AMENDMENT. This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of Section 10.1 of the Pooling Agreement and, with respect only to SECTIONS 5.2(a) and SECTION 5.5 hereof, receives the consent of USSC.

          7.2 TERMINATION. The respective obligations and responsibilities of the parties hereto shall terminate on the Trust Termination Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

          7.3 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as set forth in Section 10.4 of the Pooling Agreement, or to such other address as may be hereafter notified by the respective parties hereto.

          7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

          7.5 THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Investor Certificateholders and their respective successors and permitted assigns. Except as otherwise provided in this Article VII, no other person will have any right or obligation hereunder.

          7.6 MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement and the other Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Transaction Documents. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          7.7 HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          7.8 NO SET-OFF. Except as expressly provided in this Agreement or any other Transaction Document, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Company, the Trust, the Trustee or any Investor Certificateholder.

          7.9 NO BANKRUPTCY PETITION. The Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the Trust Termination Date, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

          7.10 CONSEQUENTIAL DAMAGES. In no event shall Bank One, NA (Main Office Chicago), in its capacity as Successor Servicer (if applicable), be liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action.

          7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF EACH OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          7.12 CONSENT TO JURISDICTION. EACH OF THE COMPANY, THE SUPPORT PROVIDER AND THE SERVICER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF

ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH OF THE COMPANY, THE SUPPORT PROVIDER AND THE SERVICER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE TRUSTEE OR ANY CERTIFICATEHOLDER TO BRING PROCEEDINGS AGAINST THE COMPANY, THE SUPPORT PROVIDER OR THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY, THE SUPPORT PROVIDER OR THE SERVICER AGAINST THE TRUSTEE OR ANY AFFILIATE OF THE TRUSTEE INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY THE COMPANY, THE SUPPORT PROVIDER OR THE SERVICER PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR NEW YORK, NEW YORK.

          7.13 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY THE COMPANY, THE SUPPORT PROVIDER OR THE SERVICER PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          7.14 CONFIRMATION AND RATIFICATION OF TERMS. The effect of this Agreement is to amend and restate the Original Agreement, and to the extent that any rights, benefits or provisions in favor of any party to the Original Agreement existed in the Original Agreement and continue to exist in this Agreement (including without limitation and obligations to repurchase Receivables) without any written waiver of any such rights, benefits or provisions prior to the date hereof, then such rights, benefits or provisions are acknowledged to be and to continue to be effective from and after the date of the Original Agreement. This Agreement is not a novation. The parties hereto agree and acknowledge that any and all rights, remedies and payment provisions under the Original Agreement, which are continuing and survive any termination of the Original Agreement including, without limitation, any and all rights, remedies and payment provisions with respect to (A) any representation and warranty made or deemed to be made pursuant to the Original Agreement, or (B) any indemnification provision, shall continue and survive the execution and delivery of this Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company, the Servicer, the Support Provider and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                           USS RECEIVABLES COMPANY,
                                           LTD.

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           UNITED STATIONERS FINANCIAL
                                           SERVICES LLC,
                                           as Servicer

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           UNITED STATIONERS SUPPLY CO.,
                                           as Support Provider

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                           BANK ONE, NA
                                           (MAIN OFFICE CHICAGO)
                                           not in its individual capacity, but
                                           solely as Trustee

                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                                          TO SERVICING AGREEMENT

                    FORM OF QUARTERLY SERVICER'S CERTIFICATE

                (As required to be delivered within 45 days after
                the end of each calendar quarter of the Servicer
                         pursuant to SECTION 4.3 of the
                     Servicing Agreement referred to below)

                    UNITED STATIONERS FINANCIAL SERVICES LLC

                  --------------------------------------------

                   UNITED STATIONERS RECEIVABLES MASTER TRUST

                  --------------------------------------------

          The undersigned, a duly authorized representative of UNITED STATIONERS FINANCIAL SERVICES LLC, as Servicer (the "SERVICER") pursuant to (a) the Second Amended and Restated Pooling Agreement, dated as of March 28, 2003 (as further amended, supplemented or otherwise modified from time to time, the "POOLING AGREEMENT"), by and among USS Receivables Company, Ltd., (the "COMPANY"), the Servicer and Bank One, NA (Main Office Chicago), as Trustee (the "TRUSTEE") and
(b) the Second Amended and Restated Servicing Agreement, dated as of March 28, 2003 (as further amended, supplemented or otherwise modified from time to time, the "SERVICING AGREEMENT"), by and among the Company, the Servicer, United Stationers Supply Co., as Support Provider, and the Trustee, does hereby certify, on behalf of the Servicer, each Seller and the Company and not individually, that:

          1. United Stationers Financial Services LLC is, as of the date hereof, the Servicer under the Pooling Agreement and the Servicing Agreement.

          2. The undersigned is duly authorized pursuant to the Pooling Agreement and the Servicing Agreement to execute and deliver this Certificate to the Trustee.

          3. A review of the activities of the Company, each Seller and the Servicer during the calendar quarter ended ___________, _________ and of its performance under each Transaction Document was conducted under my supervision.

          4. Based on such review, to the best of my knowledge, each of the Company, each Seller and the Servicer has performed in all material respects all of its obligations under each Transaction Document and no material default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

          5. The following is a description of all material defaults in the performance of the Servicer, each Seller or the Company under the provisions of the Transaction Documents known to us to have been made during the calendar quarter ended ___________, _______, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, each Seller and/or the Company, if any, to remedy each such default and (iii) the current status of each default:

[If applicable, insert "None."]

          6. The following is a description of each material inaccuracy known to us to exist in any Required Report and/or Monthly Settlement Statement (and not already reported and replaced with a revised report) during the calendar quarter ended ______________, _______:

[If applicable, insert "None."]

          Capitalized terms used in this certificate have the meanings ascribed to them in the Pooling Agreement(s) and Servicing Agreement(s).

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this day of ______________

                                           By:
                                              -----------------------------
                                           Name:
                                           Title:

                                                                    EXHIBIT B TO
                                                             SERVICING AGREEMENT

                         FORM OF AGREED UPON PROCEDURES

                  (See attached Report of Independent Accounts)